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                                                                   EXHIBIT 10.14

                                                                  EXECUTION COPY

                            INDEMNIFICATION AGREEMENT

     INDEMNIFICATION AGREEMENT, dated as of February 12, 2003, among RACI Holding, Inc., a Delaware corporation ("Holding"), Remington Arms Company, Inc., a Delaware corporation (the "Company"), Bruckmann, Rosser, Sherrill & Co. L.L.C., a Delaware limited liability company ("BRS") and Bruckmann, Rosser, Sherrill & Co. II, L.P., a Delaware limited partnership ("BRS II") (together with any other investment vehicle managed by BRS, the "BRS Fund").

                              W I T N E S S E T H :

     WHEREAS, the BRS Fund is managed by BRS, and the general partner of the BRS Fund is BRSE, L.L.C., a Delaware limited liability company (together with any general partner of any other investment vehicle managed by BRS, "BRSE");

     WHEREAS, pursuant to an Investment Agreement, dated as of December 19, 2002 (the "Investment Agreement"), by and among Holding, The Clayton & Dubilier Private Equity Fund IV Limited Partnership (the "C&D Fund") and the BRS Fund, pursuant to which, among other things, Holding issued to the BRS Fund 135,954 shares of Class A Common Stock, par value $0.01 per share of Holding ("Common Stock") for a cash purchase price equal to $220.31 per share (the "Share Purchase Price") for an aggregate purchase price of approximately $29,952,025 (the "Investment");

     WHEREAS, in connection with the Investment, Holding repurchased (the "Repurchase") 722,981 of its outstanding shares of Common Stock for a combination of cash, senior notes of Holding with an interest rate of 12% (the "RACI A Senior Notes") and senior notes of Holding with an interest rate of 15% (the "RACI B Senior Notes", and together with the RACI A Senior Notes, the "RACI Senior Notes");

     WHEREAS, concurrent with the Investment, the Company offered, issued and sold to certain institutional purchasers (the "Initial Purchasers") $200 million aggregate principal amount of 10 1/2% Senior Notes due 2011, with respect to which the Company will make an offer to exchange therefor $200 million aggregate principal amount of 10 1/2% Senior Subordinated Notes due 2011 (such transactions collectively, the "Note Offering");

     WHEREAS, Holding and the Company from time to time in the future (a) may offer and sell or cause to be offered and sold equity or debt securities (such offerings and sales by Holding and the Company, together with the Investment and the Note Offering, being hereinafter referred to as the "Securities Offerings"), including without limitation (i) offerings of shares of capital stock of Holding and/or options to purchase such shares to employees, directors, managers and consultants of and to Holding and the Company (a "Management Offering"), and
(ii) one or more offerings of debt securities for the purpose

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of refinancing indebtedness incurred pursuant to the Note Offering or for other corporate purposes, and (b) may repurchase, redeem or otherwise acquire certain securities of Holding or the Company (any such repurchase or redemption being referred to herein as a "Redemption");

     WHEREAS, the parties hereto recognize the possibility that claims might be made against, and liabilities incurred by, BRS, the BRS Fund, BRSE or related persons or affiliates under applicable securities laws or otherwise in connection with the Securities Offerings, or relating to other actions or omissions of or by Holding and the Company, or relating to the provision by BRS of management consulting, monitoring and financial advisory services to Holding and the Company, and the parties hereto accordingly wish to provide for BRS, the BRS Fund, BRSE and related persons and affiliates to be indemnified in respect of any such claims and liabilities;

     WHEREAS, the parties hereto recognize that claims might be made against and liabilities incurred by directors and officers of Holding and the Company in connection with their acting in such capacity, and accordingly wish to provide for such directors and officers to be indemnified to the fullest extent permitted by law in respect of any such claims and liabilities; and

     WHEREAS, it is a condition to the closing of the Investment that the parties enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises, and the mutual agreements and covenants and provisions herein set forth, the parties hereto hereby agree as follows:

     1.   Definitions.

     (a) "Claim" means, with respect to any Indemnitee, any claim against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be defended and indemnified by Holding or the Company under this Agreement.

     (b) "Indemnitee" means each of BRS, the BRS Fund, BRSE and their respective directors, officers, principals, members, partners, employees, agents, advisors, representatives, affiliates and controlling persons (within the meaning of the Securities Act of 1933, as amended (the "Securities Act")) and each other person who is or becomes a director or an officer of Holding or the Company.

     (c) "Obligations" means, collectively, any and all claims, obligations, liabilities (joint or several), causes of actions, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including without

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limitation interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors).

     (d) "Related Document" means any agreement, certificate, instrument or other document to which Holding or the Company may be a party or by which it or any of its properties or assets may be bound or affected from time to time relating in any way to any Securities Offering or any of the transactions contemplated thereby, including without limitation, in each case as the same may be amended, modified, waived or supplemented from time to time, (A) any registration statement filed by or on behalf of Holding or the Company with the Securities and Exchange Commission (the "Commission") in connection with any Securities Offering, including all exhibits, financial statements and schedules appended thereto, and any submissions to the Commission in connection therewith,
(B) any prospectus, preliminary or otherwise, included in such registration statements or otherwise filed by or on behalf of Holding or the Company in connection with any Securities Offering or used to offer or confirm sales of their respective securities in any Securities Offering, (C) any private placement or offering memorandum or circular, or other information or materials distributed by or on behalf of Holding, the Company or any placement agent or underwriter (including without limitation any Initial Purchaser) in connection with any Securities Offering, (D) any federal, state or foreign securities law or other governmental filings or applications made in connection with any Securities Offering, the Investment or any of the transactions contemplated thereby, (E) any underwriting, subscription, purchase, option or registration rights agreement or plan entered into or adopted by Holding or the Company in connection with any Securities Offering or (F) any purchase, repurchase, redemption or other agreement entered into by Holding or the Company in connection with any Redemption.

     2.   Indemnification.

     (a) Each of Holding and the Company agrees to indemnify, defend and hold harmless each Indemnitee:

          (i) from and against any and all Obligations, whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other applicable securities or other laws, in connection with any Securities Offering, any Related Document or any of the transactions contemplated thereby, (B) any other action or failure to act of Holding, the Company, or any of their predecessors, whether such action or failure has occurred or is yet to occur or (C) except to the extent such Obligation is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the gross negligence or intentional misconduct by BRS, the engagement of, or performance by, BRS of

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     management consulting, monitoring, financial advisory or other services for
     Holding or the Company; and

          (ii) to the fullest extent permitted by Delaware law, from and against any and all Obligations in any way resulting from, arising out of or in connection with, based upon or relating to (A) the fact that such Indemnitee is or was a director or an officer of Holding or the Company, as the case may be, or is or was serving at the request of such corporation as a director, officer, employee or agent of or advisor or consultant to another corporation, partnership, joint venture, trust or other enterprise or (B) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a director or an officer of Holding or the Company, as the case may be.

     (b) Without in any way limiting the foregoing Section 2(a), each of Holding and the Company agrees to indemnify, defend and hold harmless each Indemnitee from and against any and all Obligations resulting from, arising out of or in connection with, based upon or relating to liabilities under the Securities Act, the Exchange Act or any other applicable securities or other laws, rules or regulations in connection with (i) the inaccuracy or breach of or default under any representation, warranty, covenant or agreement in any Related Document, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Related Document or (iii) any omission or alleged omission to state in any Related Document a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, neither Holding nor the Company shall be obligated to indemnify such Indemnitee from and against any such Obligation to the extent that such Obligation arises out of or is based upon an untrue statement or omission made in such Related Document in reliance upon and in conformity with written information furnished to Holding or the Company, as the case may be, in an instrument duly executed by such Indemnitee and specifically stating that it is for use in the preparation of such Related Document.

     3.   Contribution.

     (a) Except to the extent that Section 3(b) is applicable, if for any reason the indemnity provided for in Section 2(a) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then Holding and the Company shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each of Holding and the Company, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Obligation, (ii) if such Obligation results from, arises out of, is based upon or relates to any Securities Offering, the relative benefits received by each of Holding and the Company, on the one hand, and such Indemnitee, on the other, from such Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

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     (b)  If for any reason the indemnity specifically provided for in Section
2(b) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then Holding and the Company shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each of Holding and the Company, on the one hand, and such Indemnitee, on the other, in connection with the information contained in or omitted from any Related Document, which inclusion or omission resulted in the inaccuracy or breach of or default under any representation, warranty, covenant or agreement therein, or which information is or is alleged to be untrue, required to be stated therein or necessary to make the statements therein not misleading, (ii) the relative benefits received by Holding and the Company, on the one hand, and such Indemnitee, on the other, from such Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

     (c) For purposes of Section 3(a), the relative fault of each of Holding and the Company, on the one hand, and of the Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation. For purposes of Section 3(b), the relative fault of each of Holding and the Company, on the one hand, and of the Indemnitee, on the other, shall be determined by reference to, among other things, (i) whether the included or omitted information relates to information supplied by Holding or the Company, on the one hand, or by such Indemnitee, on the other, and (ii) their respective relative intent, knowledge, access to information and opportunity to correct such inaccuracy, breach, default, untrue or alleged untrue statement, or omission or alleged omission. For purposes of
Section 3(a) or 3(b), the relative benefits received by each of Holding and the Company, on the one hand, and the Indemnitee, on the other, shall be determined by weighing the direct monetary proceeds to Holding and the Company, on the one hand, and such Indemnitee, on the other, from such Securities Offering.

     (d) The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 3(a) or 3(b) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in such respective Section. Holding and the Company shall not be liable under Section 3(a) or 3(b), as applicable, for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances as Holding or the Company would have been liable to indemnify, defend and hold harmless such Indemnitee under the corresponding Section 2(a) or 2(b), as applicable, if such indemnity were enforceable under applicable law. No Indemnitee shall be entitled to contribution from Holding or the Company with respect to any Obligation covered by the indemnity specifically provided for in Section 2(b) in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such

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Obligation and Holding and the Company are not guilty of such fraudulent misrepresentation.

     4.   Indemnification Procedures.

     (a) Whenever any Indemnitee shall have actual knowledge of the reasonable likelihood of the assertion of a Claim, BRS (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or such Indemnitee shall notify Holding, the Company or the appropriate Subsidiary, as the case may be, in writing of the Claim (the "Notice of Claim") with reasonable promptness after such Indemnitee has such knowledge relating to such Claim and has notified BRS thereof. The Notice of Claim shall specify all facts known to BRS that may give rise to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if BRS has knowledge of such amount or a reasonable basis for making such an estimate. The failure of BRS to give such Notice of Claim shall not relieve Holding and the Company of their respective indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to them and they are materially injured as a result of the failure to give such Notice of Claim. Holding and the Company shall, at their expense, undertake the defense of such Claim with attorneys of their own choosing satisfactory in all respects to BRS. BRS may participate in such defense with counsel of BRS's choosing at the expense of Holding and the Company. In the event that none of Holding and the Company undertakes the defense of the Claim within a reasonable time after BRS has given the Notice of Claim, BRS may, at the expense of Holding and the Company and after giving notice to Holding and the Company of such action, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of Holding and the Company. In the defense of any Claim, Holding and the Company shall not, except with the consent of BRS, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief, or that does not include as an unconditional term thereof the giving by the person or persons asserting such Claim to such Indemnitee of a release from all liability with respect to such Claim. In each case, BRS and each other Indemnitee seeking indemnification hereunder will cooperate with Holding and the Company, so long as Holding and the Company are conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of BRS or such Indemnitee, as the case may be, and persons needed as witnesses who are employed by BRS or such Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by Holding and the Company.

     (b) Holding and the Company hereby agree to advance costs and expenses, including attorney's fees, incurred by BRS (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in defending any Claim in advance of the final disposition of such Claim upon receipt of an

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undertaking by or on behalf of BRS or such Indemnitee to repay amounts so advanced if it shall ultimately be determined that BRS or such Indemnitee is not entitled to be indemnified by Holding and the Company as authorized by this Agreement.

     (c) BRS shall notify Holding and the Company in writing of the amount of any Claim actually paid by BRS (the "Notice of Payment"). The amount of any Claim actually paid by BRS shall bear simple interest at the rate equal to the prime rate most recently set forth in The Wall Street Journal as of the date of such payment plus 2% per annum, from the date Holding or the Company receives the Notice of Payment to the date on which Holding or the Company shall repay the amount of such Claim plus interest thereon to BRS.

     5. Certain Covenants. Holding agrees to cause the Company to perform its obligations under this Agreement. The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement. The rights of each Indemnitee and the obligations of Holding and the Company hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee. Each of Holding and the Company shall maintain the State of Delaware as its state of incorporation and shall implement and maintain in full force and effect any and all corporate charter and by-law provisions that may be necessary or appropriate to enable it to carry out its obligations hereunder to the fullest extent permitted by Delaware corporate law, including without limitation a provision of its certificate of incorporation eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by Section 102(b)(7) (or any successor section thereto) of the General Corporation Law of the State of Delaware, as it may be amended from time to time.

     6. Notices. All notices and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid and return receipt requested), telecopier, overnight courier or hand delivery, as follows:

          (a)   if to the Company, to:
                Remington Arms Company, Inc.
                870 Remington Drive
                P.O. Box 700
                Madison, North Carolina 27025-0700
                Fax Number: (336) 598-7779
                Attention:  Secretary

          (b) if to Holding, to it care of the Company at the address set forth above

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          (c)   if to BRS, to:

                c/o Bruckmann, Rosser, Sherrill & Co., L.L.C.
                126 East 56th Street
                New York, New York  10022
                Fax Number:  (212) 521-3799
                Attention:  Stephen C. Sherrill

          (d)   if to the BRS Fund, to:

                c/o Bruckmann, Rosser, Sherrill & Co., L.L.C.
                126 East 56th Street
                New York, New York  10022
                Fax Number:  (212) 521-3799
                Attention:  Stephen C. Sherrill

or to such other address or such other person as Holding, the Company, BRS or the BRS Fund, as the case may be, shall have designated by notice to the other parties hereto. All communications hereunder shall be effective upon receipt by the party to which they are addressed. A copy of any notice or other communication given under this Agreement shall also be given to:

                Debevoise & Plimpton
                919 Third Avenue
                New York, New York 10022
                Fax Number:  (212) 909-6836
                Attention:  Paul S. Bird, Esq.

                And

                Kirkland & Ellis
                Citigroup Center
                153 East 53rd Street
                New York, New York 10022-4675
                Fax Number:  (212) 446-4900
                Attention:  Kim Taylor, Esq.

     7. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the law of the State of New York, regardless of the law that might be applied under principles of conflict of laws, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies, in which case such law shall apply.

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     8.   Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     9. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns, and each other Indemnitee, but neither this Agreement nor any right, interest or obligation hereunder shall be assigned, whether by operation of law or otherwise, by Holding or the Company without the prior written consent of BRS and the BRS Fund. This Agreement is not intended to confer any right or remedy hereunder upon any person other than each of the parties hereto and their respective successors and permitted assigns and each other Indemnitee. This Agreement may be amended, modified or supplemented only by a written instrument executed by all of the parties hereto. Any waiver of any term or provision hereof must be in writing and signed by the party entitled to the benefits of such term or provision, and no waiver of a failure to observe any term or provision hereof shall operate as a waiver of any subsequent failure to observe any term or provision hereof unless such waiver expressly so provides. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

                                      RACI HOLDING, INC.


                                      By:  /s/  Mark A. Little
                                           ------------------------------------
                                           Name:  Mark A. Little
                                           Title: Chief Financial Officer

                                      REMINGTON ARMS COMPANY, INC.


                                      By:  /s/  Mark A. Little
                                           ------------------------------------
                                           Name:  Mark A. Little
                                           Title: Executive Vice President

                                      BRUCKMANN, ROSSER, SHERRILL & CO., L.L.C.


                                      By:  /s/  Stephen Sherrill
                                           ------------------------------------
                                           Name:  Stephen Sherrill
                                           Title: Managing Director

                                      BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P.

                                         By: BRSE, L.L.C.,
                                            its general partner


                                         By: /s/  Stephen Sherrill
                                             ----------------------------------
                                             Name:  Stephen Sherrill
                                             Title: Managing Director

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